GLENBROOK LIFE AND ANNUITY COMPANY
                          (herein called "we" or "us")

                              Certificate Amendment

The following changes are made to your Certificate.


I.   The Investment Alternatives provision is replaced with the following:

     Investment Alternatives The Investment Alternatives are the Sub-accounts of the Variable Account and the Fixed Account Options shown on the Application. We may offer additional Sub-accounts of the Variable Account at our discretion. We reserve the right to limit the availability of the Investment Alternatives.


II.  The Fixed Account Options provision is replaced with the following:

     Fixed Account Options The Fixed Account Options are the Dollar Cost Averaging Fixed Account, the Short Term Dollar Cost Averaging Fixed Account, and the Sub-accounts of the Guaranteed Maturity Fixed Account.


III. The Short Term Dollar Cost Averaging Fixed Account provision is added to your Certificate.

     Short Term Dollar Cost Averaging Fixed Account Money in the Short Term Dollar Cost Averaging Fixed Account will earn interest at the annual rate in effect at the time of allocation to the Short Term Dollar Cost Averaging Fixed Account. Each purchase payment and associated interest in the Short Term Dollar Cost Averaging Fixed Account must be transferred to Sub-accounts of the Variable Account in equal monthly installments within the selected transfer period. We will offer at our discretion a transfer period no less than 3 months or more than 12 months. If you discontinue the Dollar Cost Averaging Program before the end of the transfer period, the remaining balance in the Short Term Dollar Cost Averaging Fixed Account will be transferred to the Money Market Investment Alternative unless you request a different Investment Alternative. No amount may be transferred into the Short Term Dollar Cost Averaging Fixed Account.


IV.  The following is added to the Purchase Payments provision:

     For each purchase payment, the minimum amount that may be allocated to the Short Term Dollar Cost Averaging Fixed Account is $5,000. We reserve the right to reduce the minimum allocation amount.


V.   The Crediting Interest provision is replaced with the following:

     Crediting Interest We credit interest daily to money allocated to the Dollar Cost Averaging Fixed Account, the Short Term Dollar Cost Averaging Fixed Account, and each Sub-account of the Guaranteed Maturity Fixed Account at a rate which compounds over one year to the interest rate we guaranteed when the money was allocated. We will credit interest to the initial purchase payment from the issue date. We will credit interest to subsequent purchase payments from the date we receive them. We will credit interest to transfers from the date the transfer is made. The annual interest rates for the Dollar Cost Averaging Fixed Account and the Short Term Dollar Cost Averaging Fixed Account will never be less than 3.0%.

GLA5                                                              (7/98)
                                       Page 1

VI.  The following is added to the Transfers provision:

     No amount may be transferred into the Short Term Dollar Cost Averaging Fixed Account.

     At the end of the transfer period, any remaining portion of the purchase payment and interest in the Short Term Dollar Cost Averaging Fixed Account will be allocated to other Investment Alternatives as set forth in the current Short Term Dollar Cost Averaging Fixed Account allocation.


VII. The Certificate Value provision is replaced with the following:

     Certificate Value Your "Certificate Value" is equal to the sum of:

     o the number of Accumulation Units you hold in each Sub-account of the Variable Account multiplied by the Accumulation Unit Value for that Sub-account on the most recent Valuation Date; plus

     o    the total value you have in the Dollar Cost  Averaging  Fixed Account;
          plus

     o the total value you have in the Short Term Dollar Cost Averaging Fixed Account; plus

     o    the  sum of  Sub-account  values  in  the  Guaranteed  Maturity  Fixed
          Account.


VIII.The Mortality and Expense Risk Charge provision is replaced with the following:

     Mortality and Expense Risk Charge The annualized Mortality and Expense Risk Charge will never be greater than 1.05%. (See Net Investment Factor for a description of how this charge is applied.)

     Our actual mortality and expense experience will not adversely affect the dollar amount of variable benefits or other contractual payments or values under this Certificate.


IX. The last paragraph of the Withdrawal provision is deleted and replaced with the following:

     Any Withdrawal Charge or Market Value Adjustment will be waived on withdrawals taken to satisfy IRS minimum distribution rules. This waiver is permitted only for withdrawals which satisfy distributions resulting from this Certificate.


X. The last paragraph of the Death of Owner or Annuitant provision is deleted and replaced with the following:

     If the surviving spouse of the deceased owner is the new owner, then the spouse may elect one of the options listed above or may continue the Certificate in the Accumulation Phase as if the death had not occurred. If the Certificate is continued in the Accumulation Phase, the surviving spouse may make a one time withdrawal of any amount within one year of the date of death without incurring a Withdrawal Charge or Market Value Adjustment.


XI.  The Fixed Amount Income Payments provision is replaced with the following:

     Fixed Amount Income Payments The income payment amount derived from any money allocated to the Fixed Account Options during the Accumulation Phase are fixed for the duration of the Income Plan.

GLA5                                                             (7/98)
                                   Page 2

     The Fixed Amount Income Payment is calculated by applying the portion of the Certificate Value in the Fixed Account Options on the Payout Start Date, adjusted by any Market Value Adjustment plus any amount from the Variable Account that the owner elects to apply to a Fixed Amount Income Payment and less any applicable premium tax, to the greater of the appropriate value from the Income Payment Table selected or such other value as we are offering at that time.


XII. The last paragraph of the Deferment of Payments provision is deleted and replaced with the following:

     We reserve the right to postpone payments or transfers from the Fixed Account Options for up to six months. If we elect to postpone payments or transfers from the Fixed Account Options for 30 days or more, we will pay interest as required by applicable law. Any interest would be payable from the date the payment or transfer request is received by us to the date the payment or transfer is made.


XIII.Income Plan number 3 in the Income Plans provision is deleted and replaced with the following:

     3. Guaranteed Number of Payments. We will make payments for a specified number of months beginning on the Payout Start Date. These payments do not depend on the Annuitant's life. The number of months guaranteed may be from 60 to 360. Income payments for less than 120 months may be subject to a Withdrawal Charge.


Except as amended in this endorsement, the Certificate remains unchanged.



[GRAPHIC OMITTED][GRAPHIC OMITTED]





          Secretary                           Chief Executive Officer

GLA5                                                                 (7/98)
                                     Page 3

                        GLENBROOK LIFE AND ANNUITY COMPANY
                          (herein called "we" or "us")

                          Enhanced Death Benefit Rider


This rider was issued because you selected the Enhanced Death Benefit.

Enhanced Death Benefit The Death Benefit provision of your Certificate is modified as follows:

If the owner is a living individual, the Enhanced Death Benefit applies only to the death of the owner. If the owner is not a living individual, the Enhanced Death Benefit applies only to the death of the annuitant.

The Death Benefit will be the greater of the values stated in your Certificate, or the value of the Enhanced Death Benefit.

         Enhanced Death Benefit

         The Enhanced Death Benefit is equal to total purchase payments made reduced by a withdrawal adjustment defined below. Each purchase payment and each withdrawal adjustment will accumulate daily at a rate equivalent to 5% per year until the earlier of:

         1.       the date we determine the Death Benefit, or

         2. the first day of the month following the oldest owner's or, if the owner is not a living individual, the annuitant's 85th birthday.

         The Enhanced Death Benefit will never be greater than the maximum death benefit allowed by any nonforfeiture laws which govern the Certificate.

         Withdrawal Adjustment

         The withdrawal adjustment is equal to (a) divided by (b), with the result multiplied by (c), where:

         (a)  =  the withdrawal amount.
         (b)  =  the Certificate Value immediately prior to the withdrawal.
         (c)  =  the most recently calculated Enhanced Death Benefit.


Mortality and Expense Risk Charge The Mortality and Expense Risk Charge provision of your Certificate is modified as follows:

The maximum annualized Mortality and Expense Risk Charge is increased by 0.15% for this rider.


Except as amended in this rider, the Certificate remains unchanged.

[GRAPHIC OMITTED][GRAPHIC OMITTED]




             Secretary                         Chief Executive Officer

GLA7                                                               (7/98)

                       GLENBROOK LIFE AND ANNUITY COMPANY
                          (herein called "we" or "us")

                          Enhanced Death Benefit Rider


This rider was issued because you selected the Enhanced Death Benefit.

Enhanced Death Benefit The Death Benefit provision of your Certificate is modified as follows:

If the owner is a living individual, the Enhanced Death Benefit applies only to the death of the owner. If the owner is not a living individual, the Enhanced Death Benefit applies only to the death of the annuitant.

The Death Benefit will be the greater of the values stated in your Certificate, or the value of the Enhanced Death Benefit.


         Enhanced Death Benefit

         At issue, the Enhanced Death Benefit is equal to the initial purchase payment. After issue, the Enhanced Death Benefit is recalculated when a purchase payment or withdrawal is made or on a Certificate anniversary as follows:

         1. For purchase payments, the Enhanced Death Benefit is equal to the most recently calculated Enhanced Death Benefit plus the purchase payment.

         2. For withdrawals, the Enhanced Death Benefit is equal to the most recently calculated Enhanced Death Benefit reduced by a withdrawal adjustment defined below.

         3. On each Certificate anniversary, the Enhanced Death Benefit is equal to the greater of the Certificate Value or the most recently calculated Enhanced Death Benefit.

         In the absence of any withdrawals or purchase payments, the Enhanced Death Benefit will be the greatest of all Certificate anniversary Certificate Values on or prior to the date we calculate the Death Benefit.

         The Enhanced Death Benefit will be recalculated for purchase payments, withdrawals and on Certificate anniversaries until the oldest owner or the annuitant, if the owner is not a living individual, attains age 85.

         After age 85, the Enhanced Death Benefit will be recalculated only for purchase payments and withdrawals.


         Withdrawal Adjustment

         The withdrawal adjustment is equal to (a) divided by (b), with the result multiplied by (c), where:

         (a)  =  the withdrawal amount.
         (b)  =  the Certificate Value immediately prior to the withdrawal.
         (c)  =  the most recently calculated Enhanced Death Benefit.



GLA8                                    Page 1                        (7/98)

Mortality and Expense Risk Charge The Mortality and Expense Risk Charge provision of your Certificate is modified as follows:

The maximum annualized Mortality and Expense Risk Charge is increased by 0.15% for this rider.


Except as amended in this rider, the Certificate remains unchanged.



[GRAPHIC OMITTED][GRAPHIC OMITTED]





             Secretary                     Chief Executive Officer

                      GLENBROOK LIFE AND ANNUITY COMPANY
                          (herein called "we" or "us")

                          Enhanced Death Benefit Rider


This rider was issued because you selected the Enhanced Death Benefit at the time you applied for this annuity.


Enhanced Death Benefit The Death Benefit provision of your Certificate is modified as follows:

If the owner is a living individual, the Enhanced Death Benefit applies only to the death of the owner. If the owner is not a living individual, the Enhanced Death Benefit applies only to the death of the annuitant.

The Death Benefit will be the greater of the values stated in your Certificate, or the value of the Enhanced Death Benefit.

The Enhanced Death Benefit is equal to the greater of the Enhanced Death Benefit A or Enhanced Death Benefit B. The Enhanced Death Benefit will cease on the date we determine the value of the Death Benefit.

         Enhanced Death Benefit A.

         At issue, the Enhanced Death Benefit A is equal to the initial purchase payment. After issue, the Enhanced Death Benefit A is recalculated when a purchase payment or withdrawal is made or on a Certificate anniversary as follows:

         1. For purchase payments, the Enhanced Death Benefit A is equal to the most recently calculated Enhanced Death Benefit A plus the purchase payment.

         2. For withdrawals, the Enhanced Death Benefit A is equal to the most recently calculated Enhanced Death Benefit A reduced by a withdrawal adjustment defined below.

         3. On each Certificate anniversary, the Enhanced Death Benefit A is equal to the greater of the Certificate Value or the most recently calculated Enhanced Death Benefit A.

         In the absence of any withdrawals or purchase payments, the Enhanced Death Benefit A will be the greatest of all Certificate anniversary Certificate Values on or prior to the date we calculate the Death Benefit.

         The Enhanced Death Benefit A will be recalculated for purchase payments, withdrawals and on Certificate anniversaries until the oldest owner or the annuitant, if the owner is not a living individual, attains age 85.

         After age 85, the Enhanced Death Benefit A will be recalculated only for purchase payments and withdrawals.

         Enhanced Death Benefit B.

         The Enhanced Death Benefit B is equal to total purchase payments made reduced by a withdrawal adjustment defined below. Each purchase payment and each withdrawal adjustment will accumulate daily at a rate equivalent to 5% per year until the earlier of:

         1.       the date we determine the Death Benefit, or


GLA9                                                                (7/98)
                                     Page 1

         2. the first day of the month following the oldest owner's or, if the owner is not a living individual, the annuitant's 85th birthday.

         The Enhanced Death Benefit B will never be greater than the maximum death benefit allowed by any nonforfeiture laws which govern the Certificate.

         Withdrawal Adjustment

         The withdrawal adjustment is equal to (a) divided by (b), with the result multiplied by (c), where:

         (a)  =  the withdrawal amount.
         (b)  =  the Certificate Value immediately prior to the withdrawal.
         (c) = the most recently calculated Enhanced Death Benefit A or B, as applicable.


Mortality and Expense Risk Charge The Mortality and Expense Risk Charge provision of your Certificate is modified as follows:

The maximum annualized Mortality and Expense Risk Charge os increased by 0.22% for this rider.


Except as amended in this rider, the Certificate remains unchanged.


[GRAPHIC OMITTED][GRAPHIC OMITTED]





       Michael J. Velotta                        Louis G. Lower, II
             Secretary                          Chief Executive Officer

                       GLENBROOK LIFE AND ANNUITY COMPANY
                          (herein called "we" or "us")

               Enhanced Death and Income Benefit Combination Rider


This rider was issued because you selected the Enhanced Death Benefit and the Enhanced Income Benefit.

Enhanced Death Benefit The Death Benefit provision of your Certificate is modified as follows:

If the owner is a living individual, the Enhanced Death Benefit applies only to the death of the owner. If the owner is not a living individual, the Enhanced Death Benefit applies only to the death of the annuitant.

The Death Benefit will be the greater of the values stated in your Certificate, or the value of the Enhanced Death Benefit.


         Enhanced Death Benefit

         The Enhanced Death Benefit is equal to total purchase payments made reduced by a withdrawal adjustment. Each purchase payment and each withdrawal adjustment will accumulate daily at a rate equivalent to 5% per year until the earlier of:

         1.       the date we determine the Death Benefit, or

         2. the first day of the month following the oldest owner's or, if the owner is not a living individual, the annuitant's 85th birthday.

         The Enhanced Death Benefit will never be greater than the maximum death benefit allowed by any nonforfeiture laws which govern the Certificate.

         Withdrawal Adjustment

         The withdrawal adjustment is equal to (a) divided by (b), with the result multiplied by (c), where:

         (a)  =  the withdrawal amount.
         (b)  =  the Certificate Value immediately prior to the withdrawal.
         (c)  =  the most recently calculated Enhanced Death Benefit.


Enhanced Income Benefit The following is added to your Certificate.

I. The Enhanced Income Benefit will apply if the owner elects a Payout Start Date that:

     o    is on or after the tenth Certificate anniversary, and

     o    is prior to the annuitant's age 90.

     Throughout the PAYOUT PHASE section of your Certificate, the term "Certificate Value" is replaced with "the greater of the Certificate Value or the Enhanced Income Benefit"; however, no Market Value Adjustment will be applied to the Enhanced Income Benefit amount.

     If the amount applied to an income plan is the Enhanced Income Benefit, then the income plan must

GLA10                               Page 1                            (7/98)
     provide payments guaranteed for either single or joint life with a period certain of at least:

     o 10 years, if the youngest annuitant's age is 80 or less on the date the amount is applied, or

     o 5 years, if the youngest annuitant's age is greater than 80 on the date the amount is applied.

     If the amount applied to an income plan is the Certificate Value, then the income plan may be any plan then offered by us.

II. The Enhanced Income Benefit is equal to what the value of the Enhanced Death Benefit would be on the Payout Start Date.


Mortality and Expense Risk Charge The Mortality and Expense Risk Charge provision of your Certificate is modified as follows:

The maximum annualized Mortality and Expense Risk Charge is increased by 0.30% for this rider.


Except as amended in this rider, the Certificate remains unchanged.


[GRAPHIC OMITTED][GRAPHIC OMITTED]





             Secretary                        Chief Executive Officer

                       GLENBROOK LIFE AND ANNUITY COMPANY
                          (herein called "we" or "us")

               Enhanced Death and Income Benefit Combination Rider


This rider was issued because you selected the Enhanced Death Benefit and the Enhanced Income Benefit.


Enhanced Death Benefit The Death Benefit provision of your Certificate is modified as follows:

If the owner is a living individual, the Enhanced Death Benefit applies only to the death of the owner. If the owner is not a living individual, the Enhanced Death Benefit applies only to the death of the annuitant.

The Death Benefit will be the greater of the values stated in your Certificate, or the value of the Enhanced Death Benefit.


         Enhanced Death Benefit

         At issue, the Enhanced Death Benefit is equal to the initial purchase payment. After issue, the Enhanced Death Benefit is recalculated when a purchase payment or withdrawal is made or on a Certificate anniversary as follows:

         1. For purchase payments, the Enhanced Death Benefit is equal to the most recently calculated Enhanced Death Benefit plus the purchase payment.

         2. For withdrawals, the Enhanced Death Benefit is equal to the most recently calculated Enhanced Death Benefit reduced by a withdrawal adjustment defined below.

         3. On each Certificate anniversary, the Enhanced Death Benefit is equal to the greater of the Certificate Value or the most recently calculated Enhanced Death Benefit.

         In the absence of any withdrawals or purchase payments, the Enhanced Death Benefit will be the greatest of all Certificate anniversary Certificate Values on or prior to the date we calculate the Death Benefit.

         The Enhanced Death Benefit will be recalculated for purchase payments, withdrawals and on Certificate anniversaries until the oldest owner or the annuitant, if the owner is not a living individual, attains age 85.

         After age 85, the Enhanced Death Benefit will be recalculated only for purchase payments and withdrawals.


         Withdrawal Adjustment

         The withdrawal adjustment is equal to (a) divided by (b), with the result multiplied by (c), where:

         (a)  =  the withdrawal amount.
         (b)  =  the Certificate Value immediately prior to the withdrawal.
         (c)  =  the most recently calculated Enhanced Death Benefit.


GLA11                                                             (7/98)
                                 Page 1

Enhanced Income Benefit The following is added to your Certificate.

I. The Enhanced Income Benefit will apply if the owner elects a Payout Start Date that:

     o    is on or after the tenth Certificate anniversary, and

     o    is prior to the annuitant's age 90.

     Throughout the PAYOUT PHASE section of your Certificate, the term "Certificate Value" is replaced with "the greater of the Certificate Value or the Enhanced Income Benefit"; however, no Market Value Adjustment will be applied to the Enhanced Income Benefit amount.

     If the amount applied to an income plan is the Enhanced Income Benefit, then the income plan must provide payments guaranteed for either single or joint life with a period certain of at least:

     o 10 years, if the youngest annuitant's age is 80 or less on the date the amount is applied, or

     o 5 years, if the youngest annuitant's age is greater than 80 on the date the amount is applied.

     If the amount applied to an income plan is the Certificate Value, then the income plan may be any plan then offered by us.

II. The Enhanced Income Benefit is equal to what the value of the Enhanced Death Benefit would be on the Payout Start Date.


Mortality and Expense Risk Charge The Mortality and Expense Risk Charge provision of your Certificate is modified as follows:

The maximum annualized Mortality and Expense Risk Charge is increased by 0.30% for this rider.


Except as amended in this rider, the Certificate remains unchanged.


[GRAPHIC OMITTED][GRAPHIC OMITTED]





             Secretary                        Chief Executive Officer

                       GLENBROOK LIFE AND ANNUITY COMPANY
                          (herein called "we" or "us")

               Enhanced Death and Income Benefit Combination Rider


This rider was issued because you selected the Enhanced Death Benefit and the Enhanced Income Benefit.

Enhanced Death Benefit The Death Benefit provision of your Certificate is modified as follows:

If the owner is a living individual, the Enhanced Death Benefit applies only to the death of the owner. If the owner is not a living individual, the Enhanced Death Benefit applies only to the death of the annuitant.

The Death Benefit will be the greater of the values stated in your Certificate, or the value of the Enhanced Death Benefit.

The Enhanced Death Benefit is equal to the greater of the Enhanced Death Benefit A or Enhanced Death Benefit B. The Enhanced Death Benefit will cease on the date we determine the value of the Death Benefit.

         Enhanced Death Benefit A.

         At issue, the Enhanced Death Benefit A is equal to the initial purchase payment. After issue, the Enhanced Death Benefit A is recalculated when a purchase payment or withdrawal is made or on a Certificate anniversary as follows:

         1. For purchase payments, the Enhanced Death Benefit A is equal to the most recently calculated Enhanced Death Benefit A plus the purchase payment.

         2. For withdrawals, the Enhanced Death Benefit A is equal to the most recently calculated Enhanced Death Benefit A reduced by a withdrawal adjustment defined below.

         3. On each Certificate anniversary, the Enhanced Death Benefit A is equal to the greater of the Certificate Value or the most recently calculated Enhanced Death Benefit A.

         In the absence of any withdrawals or purchase payments, the Enhanced Death Benefit A will be the greatest of all Certificate anniversary Certificate Values on or prior to the date we calculate the Death Benefit.

         The Enhanced Death Benefit A will be recalculated for purchase payments, withdrawals and on Certificate anniversaries until the oldest owner or the annuitant, if the owner is not a living individual, attains age 85.

         After age 85, the Enhanced Death Benefit A will be recalculated only for purchase payments and withdrawals.

         Enhanced Death Benefit B.

         The Enhanced Death Benefit B is equal to total purchase payments made reduced by a withdrawal adjustment. Each purchase payment and each withdrawal adjustment will accumulate daily at a rate equivalent to 5% per year until the earlier of:

         1.       the date we determine the Death Benefit, or


GLA12                                                              (7/98)
                                     Page 1

         2. the first day of the month following the oldest owner's or, if the owner is not a living individual, the annuitant's 85th birthday.

         The Enhanced Death Benefit B will never be greater than the maximum death benefit allowed by any nonforfeiture laws which govern the Certificate.

         Withdrawal Adjustment

         The withdrawal adjustment is equal to (a) divided by (b), with the result multiplied by (c), where:

         (a)  =  the withdrawal amount.
         (b)  =  the Certificate Value immediately prior to the withdrawal.
         (c) = the most recently calculated Enhanced Death Benefit A or B, as applicable.


Enhanced Income Benefit The following is added to your Certificate.

I. The Enhanced Income Benefit will apply if the owner elects a Payout Start Date that:

     o    is on or after the tenth Certificate anniversary, and

     o    is prior to the annuitant's age 90.

     Throughout the PAYOUT PHASE section of your Certificate, the term "Certificate Value" is replaced with "the greater of the Certificate Value or the Enhanced Income Benefit"; however, no Market Value Adjustment will be applied to the Enhanced Income Benefit amount.

     If the amount applied to an income plan is the Enhanced Income Benefit, then the income plan must provide payments guaranteed for either single or joint life with a period certain of at least:

     o 10 years, if the youngest annuitant's age is 80 or less on the date the amount is applied, or

     o 5 years, if the youngest annuitant's age is greater than 80 on the date the amount is applied.

     If the amount applied to an income plan is the Certificate Value, then the income plan may be any plan then offered by us.

II. The Enhanced Income Benefit is equal to what the value of the Enhanced Death Benefit would be on the Payout Start Date.


Mortality and Expense Risk Charge The Mortality and Expense Risk Charge provision of your Certificate is modified as follows:

The maximum annualized Mortality and Expense Risk Charge is increased by 0.44% for this rider.


Except as amended in this rider, the Certificate remains unchanged.


[GRAPHIC OMITTED][GRAPHIC OMITTED]





             Secretary                      Chief Executive Officer

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